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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

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                                   Form 8-K


                                CURRENT REPORT




                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934




Date of report:       January 31, 1997
Date of earliest
event reported:       January 20, 1997




                         VIKING OFFICE PRODUCTS, INC.
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            (Exact name of registrant as specified in its charter)

   California                     0-18237                       95-2082946
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 (State of               (Commission File Number)          (IRS Employer
 Incorporation)                                            Identification No.)

          879 W. 190th Street, 10th Floor, Gardena, California  90248
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              (Address of principal executive offices) (Zip Code)

                                (310) 225-4500
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             (Registrant's telephone number, including area code)

                                Not applicable
         -------------------------------------------------------------
         (former name or former address, if changed since last report)
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Item 5.   Other Events.
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          On January 20, 1997 the Board of Directors of Viking Office Products,
Inc. (the "Company") declared a dividend of one preferred stock purchase right (the "Rights") on each outstanding share of Company common stock, no par value (the "Common Stock"), payable to stockholders of record on February 3, 1997. Each Right will entitle the holder thereof after the Rights become exercisable and until Final Expiration Date (or the earlier redemption, exchange or termination of the Rights), to buy one two-hundredths of a share of Series A Junior Participating Preferred Stock at an exercise price of $150, subject to certain antidilution adjustments (the "Purchase Price"). The Rights will be represented by the Common Stock certificates and will not be exercisable or transferable apart from the Common Stock until the earlier of (i) the tenth day after the public announcement that a Person or group has become an Acquiring Person (a Person who has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Stock), or (ii) the tenth day (or such later date as a majority of disinterested directors shall approve prior to such time as any Person becomes an Acquiring Person) after a Person or group commences, or announces an intention to commence, a tender or exchange offer, the consummation of which would result in the beneficial ownership by a Person or group of 15% or more of the Common Stock (the earlier of (i) and (ii) being called herein the "Distribution Date"). The Board of Directors has the power, under certain circumstances, to postpone the Distribution Date. As soon as practicable following the Distribution Date, separate certificates representing the Rights will be mailed to holders of the Common Stock as of the Distribution Date. The Rights will first become exercisable on the Distribution Date, unless earlier redeemed or exchanged, and may then begin trading separately from the Common Stock. The Rights will at no time have any voting rights.

          In the event that a Person were to become an Acquiring Person (except pursuant to certain cash offers for all outstanding Common Stock approved by the Board of Directors of the Company) or if the Company were the surviving corporation in a merger and its Common Stock were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the

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Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the then-current exercise price of one Right. In the event that the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon exercise thereof, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then-current exercise price of one Right.

          At any time after a Person has become an Acquiring Person and prior to the acquisition of 50% or more of the then-outstanding Common Stock by such Acquiring Person, the Board of Directors may cause the Company to acquire the Rights (other than Rights owned by an Acquiring Person which have become void), in whole or in part, in exchange for that number of shares of Common Stock having an aggregate value equal to the excess of the value of the Common Stock issuable upon exercise of a Right after a Person becomes an Acquiring Person over the Purchase Price.

          The Rights are redeemable at $0.01 per Right prior to the close of business on the tenth day following the public announcement that a Person or group has become an Acquiring Person. The Board of Directors has the power, under certain circumstances, to extend the ten-day redemption period. The Rights will expire on Final Expiration Date (unless earlier redeemed or exchanged). American Stock Transfer and Trust Company is the Rights Agent. Under certain circumstances set forth in the Rights Agreement, the decision to redeem or to lengthen or shorten the redemption period shall require the concurrence of a majority of the Continuing Directors (as defined in the Rights Agreement).

          The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase the Preferred Stock or convertible securities at less than the current market price

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of the Preferred Stock, or (iii) upon the distribution to holders of the
Preferred Stock of evidences of indebtedness, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the last regular periodic cash dividend theretofore paid or, in case regular periodic dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in the Preferred Stock) or of subscription rights or warrants (other than those referred to above). No adjustments in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

          As of January 28, 1997, there were 83,776,075 shares of Common Stock outstanding. One Right will be distributed to stockholders of the Company for each share of Common Stock owned of record by them on February 3, 1997. As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have attached Rights.

          The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to ten days after the time that a Person or group has become an Acquiring Person as the Rights may be redeemed by the Company at $0.01 per Right prior to such time.

          The Rights Agreement, dated as of January 20, 1997, between the Company and the Rights Agent specifying the terms of the Rights, the text of the press release announcing the declaration of the Rights, and the form of a letter to be sent to the holders of the Company's Common Stock, dated February 3, 1997, explaining the Rights, are attached hereto as exhibits and are incorporated herein by reference. The foregoing description of the Rights is qualified by reference to such exhibits.

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Item 7.   Exhibits.
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  4.1     Rights Agreement, dated as of January 20, 1997, between Viking Office
          Products, Inc. and American Stock Transfer and Trust Company

 99.1     Text of Press Release, dated January 23, 1997.

 99.2 Form of Letter to the holders of Viking Office Products, Inc. Common Stock, dated February 3, 1997.

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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              VIKING OFFICE PRODUCTS, INC.



Dated:  January 31, 1997      By    /s/ Stephen R. Kroll
                                    -------------------------------
                                    Stephen R. Kroll
                                    Vice President and Secretary

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                                 EXHIBIT INDEX

    4.1 Rights Agreement, dated as of January 20, 1997, between Viking Office Products, Inc. and American Stock Transfer and Trust Company

   99.1   Text of Press Release, dated January 23, 1997.

   99.2 Form of Letter to the holders of Viking Office Products, Inc. Common Stock, dated February 3, 1997.

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